Exhibit 99(b)

POLARIS INDUSTRIES INC.
STATEMENT PURSUANT TO 18 U.S.C. §1350

     I, Michael W. Malone, President and Chief Executive Officer of Polaris Industries Inc., a Minnesota corporation (the “Company”), hereby certify as follows:

     1.     This statement is provided pursuant to 18 U.S.C. § 1350 in connection with the accompanying Annual Report of the Polaris 401(k) Retirement Savings Plan (the “Plan”) on Form 11-K for the year ended December 31, 2002 (the “Periodic Report”);

     2.     The Periodic Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

     3.     The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Plan as of the dates and for the periods indicated therein.(1)

Date:	June 30, 2003	/s/ Michael W. Malone Michael W. Malone Vice President- Finance, Chief Financial Officer and Secretary

(1)	The foregoing certification has been provided in accordance with the requirements of Section 906 of the Sarbanes-Oxley Act. Because it is an employee benefit plan, the Plan does not have results of operation.

A signed original of this written statement required by Section 906 has been provided to Polaris Industries Inc. and will be retained by Polaris Industries Inc. and furnished to the Securities and Exchange Commission or its staff upon request.